=================================================================
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934



Date of Report (Date of earliest event reported) October 15, 1999



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





=================================================================

Item 5.  Other Events

     On October 15, 1999, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated October 15, 1999, regarding third quarter 1999 earnings and a regular quarterly dividend.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    October 15, 1999                  /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President and
                                           Chief Executive Officer

                                     EXHIBIT

NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE:  IMMEDIATE

CONTACT:  Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
          (312) 664-4320


                        NORTH BANCSHARES ANNOUNCES
                          THIRD QUARTER EARNINGS
                        QUARTERLY DIVIDEND DECLARED


     CHICAGO, IL, OCTOBER 15, 1999, - North Bancshares, Inc., the holding company of North Federal Savings Bank today announced diluted earnings per share of $.07 for the quarter ended September 30, 1999, compared with $.09 per share for the quarter ended September 30, 1998. Diluted earnings per share for the nine months ended September 30, 1999 amounted to $.34 per share compared with $.26 per share for the nine months ended September 30, 1998.
Net income for the quarter ended September 30, 1999 amounted to $92,000, a decrease of $21,000 from $113,000 for the quarter ended September 30, 1998. Net income for the nine months ended September 30, 1999 amounted to $418,000 an increase of $83,000 or 24.8%, from $335,000 for the nine months ended September 30, 1998. The decrease in earnings per share and net income for the quarter was primarily related to a $61,000 reduction in non-interest income partially offset by a $30,000 increase in net interest income before provision for loan losses.

     Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on November 15, 1999 to stockholders of record as of November 1, 1999.

     Net interest income before provision for loan losses increased by $30,000 to $905,000 for the quarter ended September 30, 1999 compared with $875,000 for the quarter ended September 30, 1998. The increase was primarily due to a $55,000 increase in total interest income for the period partially offset by a $25,000 increase in interest expense. The net interest margin was 2.84% for the quarter ended September 30, 1999 compared with 2.80% for the quarter ended June 30, 1999 and 2.91% for the quarter ended September 30, 1998. The interest rate spread at September 30, 1999 improved to 2.52% from 2.47% at June 30, 1999 and 2.45% at September 30, 1998.

     Non-interest income amounted to $38,000 for the quarter ended September 30, 1999 compared with $99,000 for the quarter ended June 30, 1998. The decrease was primarily due to $24,000 in other than temporary decline in value of securities available for sale and a $38,000 decrease in gain on the sale of investment securities available for sale.

     Non-interest expense decreased to $764,000 for the quarter ended September 30, 1999 compared with $797,000 for the quarter ended September 30, 1998. The improvement was primarily due to a $19,000 decrease in compensation and benefits expense related to a reduction in staff.

     Net loans receivable increased by $8.1 million and totaled $90.2 million at September 30, 1999 compared with $82.1 million at December 31, 1998. The increase was primarily due to $3.8 million in participation loans purchased and an increase in third party originated loans during the period. At September 30, 1999, the Bank had $2.3 million in loan applications pending approval or closing and $1.2 million in outstanding unused lines of credit.

     Borrowed funds increased $7.0 million to $41.1 million at September 30, 1999 from $34.1 million at December 31, 1998. The additional borrowings were used to fund new loan originations during the period.

     Total deposits amounted to $75.5 million at September 30, 1999 compared with $76.2 million at December 31, 1998. The $700,000 million decrease was primarily attributable to a $5.0 million decrease in certificates of deposit partially offset by a $4.2 million increase in checking and money market accounts.

     Stockholders' equity was $11.3 million at September 30, 1999 compared with $13.3 million at December 31, 1998. The decrease was primarily attributable to a $1.6 million increase in other comprehensive loss related to an increase in medium and long term interest rates and their negative effect on the market value of the available for sale securities portfolios. In addition, the company purchased $361,000 in treasury stock during the period.

     Joseph A. Graber, President and Chief Executive Officer, commented:

     "We continue to see improvement in our net interest margin and our interest rate spread. We have supplemented our loan production this year with $3.8 million in participations purchased from local lenders. These loans have provided us with higher-yielding quality assets on multi-family and commercial properties, all of which are located in our market areas." He added, "Our non-interest checking and money market balances continue to increase while higher cost certificate of deposit balances have decreased."

     North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has seved the north side of Chicago from its office in Old Town since 1886. It also opeates a branch office in wilmette, Il. For 44 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Informaiton Services, Inc.
North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of the Lincoln Park Chamber of Commerce, the Old Town Chamber of Commerce and the Human Capital Council. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

     When used in this press release the words or phrases "will likely result, " "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

     The company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revision which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the ocourrence of anticipated or unanticipated events.

                       (FINANCIAL STATEMENTS ATTACHED)

                                --MORE--



<PAGE 7>

                          NORTH BANCSHARES, INC.
              CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (IN THOUSANDS, EXCEPT SHARE DATA)
                              (UNAUDITED)


ASSETS                                       SEPT 30, 1999   DEC 31, 1998
--------------------------------------------------------------------------
Cash and due from banks                           $ 1,367       $   810
Interest-bearing deposits                           2,297         2,413
Federal funds sold                                  1,097         5,722
Investment in dollar-denominated mutual funds          97           801
-------------------------------------------------------------------------
  TOTAL CASH AND CASH EQUIVALENTS                   4,858         8,746

Investment securities available for sale           17,023        14,880
Mortgage-backed securities held to maturity             -         4,478
Mortgage-backed securities available for sale      14,698        10,884
Stock in Federal Home Loan Bank of Chicago          1,955         1,705
Loans receivable, net of allowance for loan
 losses of $231 at September 30, 1999 and
 $214 at December 31, 1998                         90,156        82,123
Accrued interest receivable                           896           849
Premises and equipment, net                         1,028         1,021
Other assets                                           83           146
-------------------------------------------------------------------------
   TOTAL ASSETS                                  $130,697      $125,832
=========================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------
Deposit accounts                                 $ 75,478       $76,222
Borrowed funds                                     41,100        34,100
Advance payments by borrowers for
 taxes and insurance                                1,621         1,036
Accrued interest payable and other liabilities      1,155         1,152
------------------------------------------------------------------------
   TOTAL LIABILITIES                              119,354       112,510
------------------------------------------------------------------------
Preferred stock, $.01 par value. Authorized
 500,000 shares; none outstanding                       -             -
Common stock, $.01 Par value. Authorized
 3,500,000 shares; issued 1,914,105 shares             19            19
Additional paid-in capital                         13,373        13,437
Retained earnings, substantially restricted        11,132        11,127
Treasury stock at cost (682,860 shares at
 September 30, 1999 and 651,182 shares at
 December 31, 1998)                               (11,025)      (10,664)
Accumulated other comprehensive loss               (1,795)         (153)
Common stock acquired by Employee Stock
 Ownership Plan                                      (361)         (444)
------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                      11,343        13,322
------------------------------------------------------------------------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $130,697      $125,832
========================================================================


<PAGE 8>



                          NORTH BANCSHARES, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT SHARE DATA)
                              (UNAUDITED)

                                                                THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                      SEPT 30,            SEPT 30,
                                                                 1999         1998     1999       1998
------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Loans receivable                                              $1,611      $1,452   $4,695     $4,409
  Interest-bearing deposits and federal funds sold                  32         113      163        364
  Investment securities available for sale                         304         480      860      1,262
  Mortgage-backed securities held to maturity                        -          88        -        264
  Mortgage-backed securities available for sale                    241           1      713          1
  Investment in mutual funds                                         6           7       22         47
  Dividends on FHLB stock                                           34          32       94         94
------------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                            2,228       2,173    6,547      6,441
------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposit accounts                                                 800         823    2,401      2,440
  Borrowed funds                                                   523         475    1,500      1,354
------------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                           1,323       1,298    3,901      3,794
------------------------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES               905         875    2,646      2,647
PROVISION FOR LOAN LOSSES                                            9           -       17          -
------------------------------------------------------------------------------------------------------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              896         875    2,629      2,647
------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Gain (loss) on sale of investment securities
   available for sale                                              (15)         23       75         81
  Gain on sale of loans available for sale                           -           1        -          3
  Other than temporary decline in value of securities
   available for sale                                              (24)          -      (32)         -
  Fees and service charges                                          73          69      215        194
  Other                                                              4           6       13         15
------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                           38          99      271        293
------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Compensation and benefits                                        409         424    1,204      1,312
  Occupancy expense                                                106         122      325        374
  Professional fees                                                 39          52      131        205
  Data processing                                                   53          48      156        144
  Advertising and promotion                                         49          50      110        113
  Federal deposit insurance premium                                 23          12       34         35
  Other                                                             85          85      255        236
------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                         764         797    2,215     2,419
------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                         170         177      685        521
INCOME TAX EXPENSE                                                  78          64      267        186
------------------------------------------------------------------------------------------------------
NET INCOME                                                        $ 92         113      418        335
======================================================================================================

EARNINGS PER SHARE:
  Basic                                                            .08         .09      .35        .27
  Diluted                                                          .07         .09      .34        .26
======================================================================================================
AVERAGE SHARES OUTSTANDING:
  Basic                                                      1,188,241   1,207,344 1,200,516 1,232,833
  Diluted                                                    1,236,616   1,267,476 1,247,372 1,301,197
======================================================================================================

                                    --MORE--
<PAGE 9>


SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                   THREE MONTHS ENDED  NINE MONTHS ENDED
                                                        SEPT 30,           SPET 30,
                                                    1999       1998    1999      1998
PERFORMANCE RATIOS:
---------------------------------------------------------------------------------------
  Return on assets (ratio of net income
  to average total assets) (1)                       0.28%    0.36%   0.44%    0.36%

  Interest Rate Spread Information:

  Average during period (1)                          2.29      2.30    2.28     2.33
   End of period (1)                                 2.52      2.45    2.52     2.45
  Net interest margin (1)                            2.84      2.91    2.82     2.96
  Ratio of operating expenses to average assets (1)  2.36      2.57    2.31     2.62
  Efficiency ratio                                    .81       .82     .76      .83
  Ratio of average interest-earning assets
   to average interest-bearing liabilities         113.19    113.94  112.97   114.63
-------------------------------------------------------------------------------------

                                                      SEPT 30, 1999  DECEMBER 31, 1998
ASSET QUALITY RATIOS:
--------------------------------------------------------------------------------------
  Non-performing assets to total assets                     0.00                0.02
  Allowance for loan losses to non-performing loans          N/A              891.67
  Allowance for loan losses to loans receivable             0.26                0.26

CAPITAL RATIOS:
--------------------------------------------------------------------------------------
  Stockholders' equity to total assets                      8.68               10.46
  Average Stockholders' equity to average assets            9.81               11.18
  Return on Stockholders' equity (ratio of net
   income to average equity) (1)                            4.44                3.70
  Shares outstanding-actual                            1,231,215           1,262,893
  Book value per share                                      9.21               10.55
  Number of full service offices                               2                   2
--------------------------------------------------------------------------------------

  (1) Annualized for the three and nine month periods presented.